Translation from the German into the English Language

                                                                    Exhibit 6.29
                                                                     Page 1 of 1

                                     Waiver

                                     Messrs.

Dr. Gunther Bauer
Oderweg 7
85521 Ottobrun

Horst Dieter Braun
Schrenckweg 1
85658 Egmating

Peter E. Braun
Schopenhauer Str. 23
85579 Neubiberg

                                    and Mrs.

Karin Wittkewitz
Schreckweg 1
85658 Egmating

                                     versus

iQ BATTERY Research & Development GmbH,
Inselkammerstr. 4
82008 Unterhaching

We waive hereby all interest fees payable for our long term demands against iQ BATTERY for the year 1996 and the years prior to that.

 . . . . . . . . . . . . . 15/12/97           . . . . . . . . . . . . . . . . .
Place, Date                                  Signature Dr. Bauer

 . . . . . . . . . . . . . 21/12/97           . . . . . . . . . . . . . . . . .
Place, Date                                  Signature H.D. Braun

 . . . . . . . . . . . . . 19/12/97           . . . . . . . . . . . . . . . . .
Place, Date                                  Signature P.E. Braun

 . . . . . . . . . . . . . 21/12/97           . . . . . . . . . . . . . . . . .
Place, Date                                  Signature Karin Wittkewitz

 . . . . . . . . . . . . . 21/12/97           . . . . . . . . . . . . . . . . .
Place, Date                                  Signature iQ BATTERY